EXHIBIT 99.B1


                           ARTICLES OF INCORPORATION

                                       OF

                    LORD ABBETT FUNDAMENTAL VALUE FUND, INC.


                  This is to Certify:

                                   Article I

                  I, the subscriber, Kenneth B. Cutler, whose post office address is 767 Fifth Avenue, New York, New York 10153, being over eighteen years of age, am acting as incorporator with the intention of forming a corporation under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations.

                                   Article II

                  The  name  of  the   corporation   (hereinafter   called   the
"Corporation") is Lord Abbett Fundamental Value Fund, Inc.

                                  Article III

                  The address of the principal office of the Corporation is 767 Fifth Avenue, New York, New York 10153.

                                   Article IV

                  The post office address of the place at which the principal office of the Corporation in the State of Maryland will be located is c/o The Prentice-Hall Corporation System, Maryland, 1123 North Eutaw Street, Baltimore City, Maryland 21201. Said resident agent is a corporation of the State of Maryland.

                  The   Corporation's   resident  agent  is  The   Prentice-Hall
Corporation System, Maryland, 11123 North Eutaw Street, Baltimore City, Maryland 21201. Said resident agent is a corporation of the State of Maryland.

                                   Article V

                  The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it, are as follows:

                  1. To conduct, operate and carry on the business of an investment company.


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                  2. To purchase, subscribe for, invest in or otherwise acquire, and to own, hold, sell, possess, transfer or otherwise dispose of, or turn to account or realize upon, and generally deal in, all forms of securities of every nature, kind, character, type and form, including but not limited to, shares, stocks, bonds, debentures, notes, scrip, participation certificates, rights to subscribe, warrants, options, certificates of deposit, chooses in action, evidences of indebtedness, certificates of indebtedness and certificates of interest of any and every kind and nature whatsoever, secured and unsecured, issued or to be issued, by any corporation, partnership, association, trust, entity or person, public or private, whether organized under the laws of the United States, or any state, commonwealth, territory or possession thereof, or organized under the laws of any foreign country.

                  3. To issue, sell, repurchase, redeem, retire, cancel, acquire, resell, transfer, and otherwise deal in shares of the capital stock of the Corporation, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of shares of capital stock of the Corporation, any funds of the Corporation, whether capital, surplus or otherwise to the full extent permitted by the laws of Maryland, all without the vote or consent of the stockholders of the Corporation.

                  4. To conduct its business in the State of Maryland, all other states and elsewhere in any part of the world, and to have one or more offices outside the State of Maryland.

                  5. To do any and all things herein set forth, and in addition such other acts and things as are necessary or convenient to the attainment of the purposes of this Corporation, or any of them, to the same extent as natural persons lawfully might or could do in any part of the world, and to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Maryland.

                           The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent, and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be





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         deemed to exclude another,  though it be of like nature, not expressed;
         provided, however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall any of the foregoing statements of its objects, purposes and powers be deemed to permit the Corporation to carry on any business, or exercise any powers, in any state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

                                  "Article VI

                           SECTION 1. The total number of shares which the Corporation has authority to issue is 150,000,000 shares of capital stock of the par value of $.001 each (the "Shares"), having an aggregate par value of ten cents ($.10) each, all of one class, having an aggregate par value of $15,000,000."

                           SECTION 2. Each share of the capital stock of the Corporation shall be subject to the following provisions:


          (a) All shares of the capital stock of the Corporation now or hereafter authorized shall be subject to redemption and shall be redeemable at the option of the stockholder, in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations. Each holder of the capital stock of the Corporation, upon request to the Corporation accompanies by surrender (to the Corporation, or an agent designated by it) of the appropriate stock certificate of certificates, if any, in proper form for transfer, and such other instruments as the Board of Directors may require, shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock standing in the name of such holder on the books of the Corporation, at a redemption price equal to the net asset value of such shares determined as hereinafter set forth, less a charge, no to exceed one percent (1%) of such net asset value, if and as fixed by resolution of the Board of Directors of the Corporation from time to time.

          (b) Notwithstanding the forgoing, the Board of Directors of the Corporation may suspend the right of the holders of the capital stock of the Corporation to require the Corporation to redeem shares of such capital stock or may suspend any voluntary purchase of such capital stock:






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                           (i) for any  period  (A)  during  which  the New York
                  Stock Exchange is closed other than the customary weekend and holiday closing, or (B) during which trading on the New York Stock Exchange is restricted;

                           (ii) for any period  during  which an  emergency,  as
                  defined by the rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (A) disposal by the Corporation of securities owned by it is not reasonably practicable, or (B) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or

                           (iii) for such other  periods as the  Securities  and
                  Exchange Commission or any successor thereto may by order permit for the protection of security holders of the Corporation.


          (c) The Corporation, pursuant to a resolution of the Board of Directors and without the vote or consent of stockholders of the Corporation, shall have the right to redeem at net asset value all Shares of capital stock in any stockholder account in which there are less than 25 Shares or such lesser number of Shares as shall be specified in such resolution. Such resolution shall set forth that redemption of Shares in such accounts has been determined to be necessary to reduce disproportionately burdensome expenses in servicing stockholder accounts, or to be otherwise in the economic best interest of the Corporation. Such resolution shall provide that prior notice of at least 30 days shall be given to a stockholder before such redemption of shares and the stockholder will have 30 days (or such longer period as is specified in the resolution) from the date of the notice to avoid such redemption by increasing his account to at least 25 Shares, or such lesser number of Shares as is specified in the resolution.

          SECTION 3. Notwithstanding any provision of Maryland law requiring any action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the Shares outstanding or of the votes entitled to be cast, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of Shares outstanding or entitled to vote thereon pursuant to the provisions of these Articles of Incorporation.

          SECTION 4. No holder of stock of the Corporation shall,





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     as such  holder,  have any right to  purchase or  subscribe  for any Shares which the Corporation may issue or sell (whether out of the number of Shares now or hereafter authorized by these Articles of Incorporation, or any amendment thereof, or out of any Shares acquired by the Corporation after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

                                  Article VII

          The initial number of directors of the Corporation shall be nine, and the names of those who shall act as such until the first annual meeting or until their successors are duly elected and qualify are as follows:

                           Ronald P. Lynch
                           John M. McCarthy
                           Thomas S. Henderson
                           Thomas F. Creamer
                           Paul M. Fye
                           John C. Jansing
                           Hansel B. Millican, Jr.
                           Thomas J. Neff
                           Stewart S. Dixon


          However, the By-Laws of the Corporation may fix the number of directors and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to divide the Board into classes, to increase or decrease the number of directors within a limit specified in the By-Laws, provided that in no case, after stock of the Corporation is issued, shall the number of directors be less than three, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders.

                                  Article VIII

          The following provisions are inserted for the management of the business and conduct of the affairs of the Corporation, and to create, define, limit and regulate the powers of the Corporation, the directors and the stockholders.

          SECTION 1. In furtherance and not in limitation of the powers conferred by the statute and pursuant to these Articles of Incorporation, the Board of Directors is expressly authorized to do the following:






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          (a)  To  make,  adopt,   alter,   amend  and  repeal  By-Laws  of  the
               Corporation.

          (b) To distribute, in its discretion, for any fiscal year (in the year or in the next fiscal year) as ordinary dividends and as capital gains distribution, respectively, any amounts sufficient to enable the Corporation as a regulated investment company to avoid any liability for Federal income tax in respect of such year. Any distribution or dividend paid to stockholders from any capital source shall be accompanied by a written statement showing the source of sources of such payments, Anything in these Articles of Incorporation to the contrary notwithstanding, the Board of Directors may at any time declare and distribute pro rata among the stockholders, as of a fixed record date, a stock dividend out of either authorized but unissued or treasury shares of the Corporation, or both;



          (c) To issue and sell or to cause the issuance and sale of shares of the Corporation's capital stock in such amounts and on such terms and conditions, for such purpose and for such amount or kind of consideration as is now or hereafter permitted by the laws of the State of Maryland;

          (d) To purchase and to cause to be purchased shares of the capital stock of the Corporation, pursuant to these Arti cles of Incorporation, upon tender thereof by the holder or holders thereof or otherwise, provided the Corporation has assets legally available for such purpose whether arising out of paid-in surplus, other surplus, net profits or otherwise, to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient, and to pay for such Shares in cash then held or owned by the Corporation.

          (e) To authorize, subject to such vote, consent, or approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the execution and performance by the Corporation of an agreement or agreements with any person, corporation, association, partnership or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, partnership, or other organization shall render managerial, investment advisory and related services to the Corporation (including, if deemed





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               advisable,  the  management  or  supervision  of  the  investment portfolios of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements.

          (f) To authorize, subject to such vote, consent or approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the execution and performance by the Corporation of an agreement or agreements, which may be exclusive, with any person, corporation, association, partnership or other organization, as distributor, providing for the sale and distribution of the Shares. Such agreement or agreements may provide for the charge by the Corporation of a premium over the net asset value (determined as hereinafter provided) of such Shares and allowance of a discount by the Corporation to such distributor, and may further provide for the reallowance by such distributor of concessions or commissions from but not exceeding such discount; provided, however, that such discount shall not exceed the amount of the premium;

          (g)  To authorize any agreement of the character described in sections
               (e) or (f) of this Section 1 with any person, corporation, association, partnership or other organization, although one or more of the members of the Board of Directors or officers of the Corporation may be the other party to any such agreement or an officer, director, shareholder, or member of such other party, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship. Any director of the Corporation who is also a director or officer of such corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such agreement, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any Agreement entered into pursuant to said sections (e) or (f) shall be consistent with and subject to the requirements of the Investment Company Act of 1940 (including any amendment thereof or other applicable Act of Congress hereafter enacted), and no amendment to any agreement entered into pursuant to said section (e) (other than an amendment reducing the compensation of the other party thereto) shall be effective unless assented to by the affirmative vote of a majority of the outstanding voting securities of the Corporation, as such





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               phrase is defined in the Investment Company Act of 1940.

               SECTION 2. The Board of Directors may authorize the purchase by the Corporation, either directly or through any agent, of the Shares, of its capital stock, in the open market or otherwise, at prices not in excess of the net asset value of such Shares (determined as hereinafter provided) as of a time determined by the Board of Directors reasonably proximate to the time of purchase by the Corporation or any such agent.

               SECTION 3. For the purposes referred to in these Articles of Incorporation, the net asset value of the shares of the capital stock of the Corporation as of any particular time shall be determined by or pursuant to the direction of the Board of Directors as follows:

               (a) The net asset value of each share, of such stock at any particular time, shall be the quotient, carried out to not less than two decimal points, obtained by dividing the net value of the assets of the Corporation (determined as hereinafter provided) as of such determination time by the total number of shares then outstanding, including all shares which the Corporation has agreed to sell for which the price has been determined, and excluding shares which have been surrendered to the Corporation or an agent and which the Corporation has agreed to purchase, for which the price has been determined.

                    The net value of the assets of the Corporation as of any such determination time shall be determined in accordance with sound accounting practice by deducting from the gross value of the assets of the Corporation (determined as hereinafter provided) at such time, the amount of all liabilities, including accrued expenses, such reserves as may be set up to cover taxes and any other liabilities, and such other deductions as in the opinion of the Board of Directors of the Corporation are in accordance with sound accounting practice.

                    The gross value of the assets of the Corporation at any such determination time shall be an amount equal to all cash, receivables, the market value of all securities for which market quotations are readily available and the fair value of other assets of the Corporation at such determination time, all determined in accordance with sound accounting practice and giving effect to the following:






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                  (1) The market value as of any such  determination time of any security owned by the Corporation which is traded in the NASDAQ National Market System or is listed or admitted to trading privileges on the New York Stock Exchange or the American Stock Exchange shall be the last sale price or (in the case of a security in which there has been no previously reported sale transaction since the last determination time) the mean between the last bid price and the last asked price, for such security on such exchange or in such market system. In case securities being valued are listed or admitted to trading privileges on any securities exchange other than the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System, the securities exchange, sale transactions or bid or asked prices which are to be used as aforesaid shall be selected by the Board of Directors or by any officer or other person designated by the Board of Directors for the purpose.

                  (2) The market value of securities traded in an over-the-counter market and not traded in the NASDAQ National Market System, shall be the mean between the last bid and asked price in such market prior to such determination time.

                  (3) The market value of other property, including any securities which are neither listed nor admitted to trading privileges on any exchange or traded in an over-the-counter market, shall be determined in good faith in such manner as the Board of Directors shall prescribe from time to time.

                  (4) The determination of the market value of securities hereunder may be made in reliance on any recognized source of quotations or basis for ascertaining quotations.

                  (5) If a security is traded in more than one market, a determination may be made as to which market most accurately reflects the value of such security.

         (b) The Board of Directors is empowered, in its discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary or desirable, including, but without limiting the generality of the foregoing, any method deemed necessary or desirable in order to enable the Corporation to comply with any provision of the Investment Company Act of 1940 or any rule or regulation thereunder.





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                    SECTION  4.  Any  determination  as to any of the  following matters made by or pursuant to the direction of the Board of Directors consistent with these Articles of Incorporation and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties, shall be final and conclusive and shall be binding upon the Corporation and every holder of the Shares of its capital stock, namely, the amount of the assets, obligations, liabilities and expenses of the Corporation; in the amount of the net income of the Corporation from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends; the amount of paid-in surplus, other surplus, annual or other net profits, or net assets in excess of capital, undivided profits, or excess of profits over losses on sales of securities; the amount, purpose,
               time  of   creation,   increase  or   decrease,   alteration   or
               cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the market value, or any sale, bid or asked price to be applied in determining the market value, of any security owned or held by the Corporation; the fair value of any asset owned by the Corporation; the number of Shares of the Corporation issued or outstanding; the existence of conditions permitting the postponement or payment of the repurchase price of Shares or the suspension of the right of redemption as provided by law; any matter relating to the acquisition, holding and disposition of securities and other assets by the Corporation; any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of, any securities; and any matter relating to the issue, sale, repurchase and/or other acquisition or disposition of Shares of capital stock of the Corporation.

                    SECTION  5. If the  Corporation  should  change its name and adopts its  corporate  title  through  permission  of the firm of
               Lord, Abbett & Co., which is entering into a management or advisory contract with the Corporation, the Corporation shall make appropriate agreements that upon the termination of such contract for any cause, or if such firm or subsidiary or affiliate or successor deems it advisable to withdraw the right to the use of its name, the Corporation will, at the request of such firm or a subsidiary, affiliate or successor lawfully using the name, take such action as may be necessary to change its name to eliminate all use of or reference to the words "Lord Abbett" in any form and will not use the registered service mark of Lord, Abbett & Co., without the written consent of such firm, subsidiary, affiliate or successor. The Corporation shall also agree in such contract that investment companies other than the Corporation for which such firm





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               or a subsidiary  successor  may act as  investment  adviser,  and other companies affiliated with Lord, Abbett & Co., may be formed with the words "Lord Abbett" in their corporate titles. Such agreements on the part of the Corporation are hereby made binding upon it, its directors, officers, stockholders, creditors and all other persons claiming under or through it.

                                   Article IX

                    From time to time any of the provisions of these Articles of
               Incorporation may be amended, altered or repealed (including any amendment that changes the terms of any of the outstanding Shares by classification, reclassification or otherwise), and other provisions that might, under the statutes of the State of Maryland at the time in force, be lawfully contained in Articles of Incorporation may be added or inserted, upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article IX.

                    IN  WITNESS  WHEREOF,   I  have  signed  these  ARTICLES  OF
               INCORPORATION on this 19th day of March, 1996.


                                                          /s/ Kenneth B. Cutler
                                                              Kenneth B. Cutler





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